BARBER ASSOCIATES, CPA's

Members Michigan Association of CPA's and American Institute of CPA's
15090 Beck Road · Suite 250 · Plymouth, MI 48170 (734) 927-0690 P · (734) 927-0694 F

April 24, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentleman:

We have read Item 4.01 of Form 8-K/A dated May 2, 2008, of Lamperd Less Lethal Inc. and are in agreement with the statements contained in Item 4.01.

Regards,

Gregory J Barber, CPA

Barber & Associates, CPA's
Plymouth, Michigan

cc: Mr. Barry Lamperd
Ms. Sharon Scott